EX-4.B



                                          Executed in 7 Parts
                                          Counterpart No. (   )



              GOVERNMENT SECURITIES EQUITY TRUST

                           SERIES 9

                   REFERENCE TRUST AGREEMENT


          This Reference Trust Agreement dated February 6, 1996 among Prudential Securities Incorporated, as Depositor, The Chase Manhattan Bank (National Association), as Trustee, and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Government Securities Equity Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated May 16, 1989. Such provisions as are incorporated by reference constitute a single instrument (the "Indenture").


                       WITNESSETH THAT :


          In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, and the Evaluator agree as follows:


                            Part I

            STANDARD TERMS AND CONDITIONS OF TRUST


          Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:






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      A.    Reference to Standard & Poor's Corporation in its capacity as
            Evaluator is replaced by Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., throughout the Basic Agreement.

      B. Reference to Prudential-Bache Securities Inc. in its capacity as Depositor is replaced by Prudential Securities Incorporated throughout the Basic Agreement.

      C. Reference to United States Trust Company of New York in its capacity as Trustee is replaced by The Chase Manhattan Bank (National Association) throughout the Basic Agreement.

      D. Article I, entitled "Definitions", Section 1.01 shall be amended to add the following numbered paragraphs and renumber the succeeding paragraphs accordingly:

                  "(7)  "Deferred Sales Charge" shall mean any deferred
            sales charge payable in accordance with the provisions of
            Section 3.12 hereof, as set forth in the Prospectus for a Trust."

                  "(18)  Supplemental Reference Trust Agreement" shall mean
            a document pursuant to which Additional Units are deposited in conection with an increase in the number of Units initially specified in a Reference Trust Agreement."

            and to insert the following language in paragraph (6) defining "Contract Securities" after the reference to Reference Trust Agreement and redesignate the subsequent clause accordingly:

                  "(ii)  Securities listed in schedules of Supplemental
            Reference Trust Agreements"

            Renumbered paragraph (9) "Evaluation Time" shall be amended by replacing "4:15 P.M. New York Time" with "as of the close of regular trading on the New York Stock Exchange (ordinarily 4:00 P.M. New York Time)" and all references to "4:15 p.m." and "4:15 p.m. New York Time" will be replaced by "the Evaluation Time" (as defined in Article I, Section 1.01, paragraph (9)) throughout the Basic Agreement.










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            Renumbered paragraph (22) defining "Trustee" shall be amended as follows:

            "Trustee shall mean The Chase Manhattan Bank (National Association), or any successor trustee appointed as hereinafter provided."

      E. Article II, entitled "Deposit of Securities; Acceptance of Trust; Issuance of Units; Form of Certificates" shall be amended as follows:

            (i) Section 2.03 Issue of Units shall be amended to add the following language at the end thereof:

                  "The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, on any day on which the Depositor is the only Unit Holder, which revised number of Units shall be recorded by the Trustee on its books."

            (ii) Section 2.05 Deposit of Additional Securities shall be amended by adding the following sentence after the third sentence:

                  "The parties hereto agree that a Supplementary Schedule to the Reference Trust Agreement may be delivered by telecopier and that such delivery shall have the same force and effect as the delivery of an original executed document."

      F. Article III, entitled "Administration of Trust" shall be amended as follows:

            (i)  The first part of the first sentence of Section 3.01
                  Initial Costs shall be amended to substitute the following language before the phrase "provided, however":

                 "With respect to the Trust, the cost of the preparation
                  and printing of the Certificates, Indenture, Registration Statement and other documents relating to the Trust, Federal and State registration fees and costs, the initial fees and expenses of the Trustee and Evaluator, legal and auditing expenses and other out-of-






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                  pocket organizational expenses, to the extent not borne
                  by the Depositor, shall be paid by the Trust;"

                 Section 3.01 shall be further amended to add the
                  following language:

                 "To the extent the funds in the Interest and Principal
                  Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this
                  Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance in the manner provided in
                  Section 3.05 at the rate of accrual set forth in the next sentence, and the provisions of Section 6.04 with respect to the reimbursement of disbursements for Trust expenses including, without limitation, the lien in favor of the Trustee therefor, shall apply to the payment of expenses made pursuant to this Section. For purposes of calculation of distributions under Section 3.05 and the addition provided in clause (4) of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust; The Depositor will provide the Trustee with a written estimate of organizational expenses upon which the Trustee shall be entitled to rely unless and until a revised written estimate of such expenses is delivered to the Trustee by the depositor, in which event the Trustee shall make appropriate adjustments to Unit Value and the evaluation of the Trust pursuant to Section 5.01, and to the accrual of such expenses of purposes of calculating distributions."













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           (ii)  Section 3.04 Reserve Account shall be amended by adding
                  "(a)" at the beginning of the first sentence and by adding the following paragraph:

                 "(b)  The Trustee also shall be entitled from time to
                  time to withdraw from the cash on deposit in the Principal Account such amounts as it and the Depositor shall jointly deem necessary to establish a reserve for any applicable expenses that may be or become payable out of the Trust. Such amounts so withdrawn shall be credited to a separate account which shall be known as the "Reserve Expense Account". The Trustee shall not be required to distribute to the Unit Holders any of the amounts in the Reserve Expense Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary to reserve for payment of any applicable expenses, then it shall promptly deposit such amounts in the account from which withdrawn or if the Trust shall have terminated or shall be in the process of termination, the Trustee shall distribute the same in accordance with Section 9.03 to each Unit Holder according to such Holder's interest in the Reserve Expense Account."

          (iii) The last sentence of the second paragraph of Section 3.05 is amended to add the following after the word "Date":

                 "and, if so directed by the Depositor, on one additional
                  date in December following receipt by the Trustee of a November or December distribution on the Fund Shares, such date to be designated by the Depositor, to Unit Holders of record on a date designated by the Depositor"

           (iv) Section 3.05 shall be further amended to add the following paragraph after the end thereof: "On each Deferred Sales Charge payment date set forth in the prospectus for a Trust, the Trustee shall pay the account created pursuant to Section 3.15 the amount of the Deferred Sales Charge payable on each such date as stated in the prospectus for a Trust. Such amount shall











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                  be withdrawn from the Principal Account and the Income
                  Account from the amounts therein designated for such purpose or otherwise deducted from such accounts."

            (v)  Sections 3.06 A(3) and 3.06B(3) shall be amended by
                  adding the following: "and any Deferred Sales Charge paid".

           (vi) Section 3.08 shall be amended by adding the following language after the word "and" at the end of clause (d):
                  "(e) that the sale is required to provide funds for the payment to the Depositor of the Deferred Sales Charge then due as set forth in the prospectus for the Trust.

                 In order to pay the Deferred Sales Charge, the Trustee
                  shall sell or liquidate such an amount of Securities at such time and from time to time and in such manner as the Depositor shall direct such that the proceeds of such sale or liquidation shall be sufficient to pay the amount required to be paid to the Depositor pursuant to the Deferred Sales Charge program as set forth in the prospectus for a Trust."

      G.    Section 3.12 shall be added as follows:

            Section 3.12. Deferred Sales Charge. If the Reference Trust Agreement and prospectus for a Trust specifies a Deferred Sales Charge, the Trustee shall, on the dates specified in and as permitted by the prospectus, withdraw from the Income Account or from the Principal Account, as directed by the Depositor, an amount per Unit specified in the prospectus and credit such amount to a special, non-Trust account maintained at the Trustee out of which the Deferred Sales Charge will be distributed to the Depositor. If the balances in the Income and Principal Accounts are insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Income Account or the Principal Account, sell Securities and credit the proceeds thereof to such special Depositor's Account or credit Securities in









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            kind to such special Depositor's Account.  Such directions shall identify the Securities, if any, to be sold or distributed in kind and shall contain, if the Trustee is directed by the Depositor to sell a Security, instructions as to execution of such sales. If a Unit Holder redeems Units prior to full payment of the Deferred Sales Charge, the Trustee shall, if so provided in the Reference Trust Agreement and prospectus, on the Redemption Date, withhold from the Redemption Price payment to such Unit Holder an amount equal to the unpaid portion of the Deferred Sales Charge as such amount is certified by the Depositor to the Trustee prior to the Redemption Date, upon which certification the Trustee shall be entitled to rely, and distribute such amount to such special Depositor's Account or, if the Depositor shall purchase such Unit pursuant to the terms of Section 5.02 hereof, the Depositor shall pay the Redemption Price for such Unit less the unpaid portion of the Deferred Sales Charge. The Depositor may at any time instruct the Trustee to distribute to the Depositor cash or Securities previously credited to the special Depositor's Account.

      H. Article V, entitled "Trust Evaluation; Redemption, Purchase, Transfer, Interchange or Replacement of Certificates,"
            Section 5.01 Trust Evaluation shall be amended as follows:

            (i)  the second sentence of the first paragraph of
                  Section 5.01 shall be amended by deleting the word "and" appearing immediately prior to subsection (3) of such sentence and inserting the following at the end of such sentence: ", and (4) amounts representing organizational expenses paid less amounts representing accrued organizational expenses of a Trust."

           (ii) The following shall be added at the end of the first paragraph of Section 5.01:

                  Until the Depositor has informed the Trustee that there will be no further deposits of Additional Securities pursuant to section 2.05, the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the










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                  Trust pursuant to Section 3.01 and (ii) the total number
                  of Units to be issued in conneciton with the initial deposit and all anticipated deposits of Additional Securities. For purposes of calculating the value of the Trust and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Reference Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of Additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

      I.    Article VI, entitled "Trustee", shall be amended as follows:

                  (1) Section 6.01 General Definition of Trustee's Liabilities, Rights and Duties, paragraphs (b) and (j) shall be amended to delete the word "gross" before negligence.

                  (2) Section 6.04 Compensation shall be amended by deleting the following sentence from the text:

            "In the event the proceeds of such sale are insufficient to pay ordinary expenses of the Trust, such deficit shall be paid by the distributor of Fund Shares without right to reimbursement for such amounts paid"

                  (3) Section 6.05 Removal and Resignation of Trustee; Successor, paragraph (a) shall be amended to replace the words "removal of the Trustee" after the phrase "or if the Depositor determines that", with the following:












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                  "(i) a material deterioration in the creditworthiness of
                  the Trustee or (ii) one or more negligent acts on the part of the Trustee having a materially adverse effect has occurred such that replacement of the Trustee"

      J. Article IX, entitled "Additional Covenants; Miscellaneous Provisions", Section 9.03 Termination shall be amended by adding the words "and any amounts which the Trustee and Depositor have jointly agreed to deposit in the Reserve Expense Account" after the words "other governmental charges" in paragraph (a)(iii), and by adding the words ", Reserve Expense" after the word "Reserve" in the paragraph immediately following paragraph (e)."

                                    * * * * *


                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST


                  The following special terms and conditions are hereby
            agreed to:

                  (a) The Trust is denominated Government Securities Equity Trust Series 9.

                  (b) The term "Fund" shall mean shares ("Fund Shares") of the Alliance Technology Fund, Inc.

                  (c) The contracts for the purchase of Treasury Obligations and Fund Shares listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in trust under this Indenture as of the date hereof.

                  (d) The term "Depositor" shall mean Prudential Securities Incorporated.

                  (e) The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 100,000 as of the date hereof.








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                  (f)   A Unit of the Trust is hereby declared initially
            equal to 1/100,000th of the Trust.

                  (g) The term "First Settlement Date" shall mean February 12, 1996.

                  (h) The terms "Quarterly Computation Date" and "Quarterly Record Date" shall mean February 1, May 1, August 1 and November 1.

                  (i) The term "Quarterly Distribution Date" shall mean February 15, May 15, August 15 and November 15.

                  (j)   The term "Termination Date" shall mean
            August 15, 2010.

                  (k) The Trustee's Annual Fee shall be: $.60 (per 100 Units) for 5,000,000 and above units outstanding; $.75 (per 100 Units) for 3,000,000 - 4,999,999 units outstanding; $.90
            (per 100 Units) for 1,500,000 - 2,999,999 units outstanding; $1.00 (per 100 Units) for 1,499,999 and below units outstanding. In calculating the Trustee's Annual Fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

                  (l) For purposes of this Series -- Government Securities Equity Trust Series 9 -- the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series and such of the Special Terms and Conditions of Trust set forth herein as may be appropriate.

                  (m) The Units of the Trust shall be subject to a deferred Sales Charge.

               [Signatures and acknowledgments on separate pages]
















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            The Schedule of Portfolio Securities in Part A of the
            prospectus included in this Registration Statement for Government Securities Equity Trust Series 9 is hereby incorporated by reference herein as Schedule A hereto.